Exhibit 10.31

AMENDMENT NO. 1 TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Amendment No. 1 (this "Amendment") to the Change of Control Severance Agreement (the "Agreement") entered into as of December 14, 2001, between Faraj Aalaei (the "Employee") and Centillium Communications, Inc., a Delaware Corporation (the "Company"), is entered into effective as of November 19, 2002 (the "Effective Date").

WHEREAS, the Company and the Employee wish to amend the Agreement as set forth in this Amendment;

NOW THEREFORE, for good and valuable consideration the sufficiency of which hereby is acknowledged, the parties hereby amend the Agreement as follows:

    Amendment to Section 3(a)(i). Section 3(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

    "(i) Severance Payment. The Employee shall be entitled to receive a lump-sum severance payment (less applicable withholding taxes) equal to (x) 200% of the Employee's Annual Base Salary (as defined herein ) plus (y) 200% of the Employee's Annual Target Bonus (as defined herein)."

    Amendment to Section 3(a)(ii). Section 3(a)(ii) of the Agreement is hereby amended by adding the following sentence at the end of Section 3(a)(ii):

    Employee shall have a period of five (5) years following a Change of Control to exercise options vested at the time of, or which vest as a result of, a Change of Control.

    Amendments to Section 6. The following new paragraphs (e) and (f) are hereby added to Section 6 of the Agreement:

    "(e) Annual Base Salary. "Annual Base Salary" shall mean an amount equal to $375,000, regardless of the actual base salary that the Company may from time to time pay to the Employee."

    "(f) Annual Target Bonus. "Annual Target Bonus" shall mean an amount equal to the Annual Base Salary."

    Modification. No provision of this Amendment shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee).
    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof. In all other respects, the Agreement shall continue in force without amendment.
    Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of California.
    Severability. The invalidity or unenforceability of any provision or provisions of this Amendment shall not effect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

COMPANY	CENTILLIUM COMMUNICATIONS, INC. By: /s/ Kamran Elahian Title: Chairman

EMPLOYEE	FARAJ AALAEI /s/ Faraj Aalaei